UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2005

Technology Solutions Company

(Exact name of Registrant as specified in its charter)

Incorporated in the State of Delaware
Commission File Number 0–19433
Employer Identification No. 36-3584201

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 228-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2005, Technology Solutions Company entered into new employment agreements with Philip J. Downey, their Vice President – General Counsel and Corporate Secretary, and Sandor Grosz, their Vice President and Chief Financial Officer. A copy of these employment agreements are filed as exhibits hereto and are incorporated by reference herein.

Mr. Downey’s employment agreement provides for him to serve as the Company’s Vice President - General Counsel and Corporate Secretary at a minimum annual salary of $210,000. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days’ written notice. If Mr. Downey’s employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company, (i) Mr. Downey’s title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to permanently relocate to any location outside of the Chicago metropolitan area, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Also upon a change in control, Mr. Downey’s unvested options will become exercisable. If Mr. Downey’s employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination.

Mr. Grosz’ employment agreement provides for him to serve as the Company’s Vice President and Chief Financial Officer at a minimum annual salary of $210,000. The agreement does not have a fixed expiration date and may be terminated by either party on 90 days’ written notice. If Mr. Grosz’s employment is terminated by the Company, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. If, following a change in control of the Company, (i) Mr. Grosz’s title, position, duties or salary are diminished and he resigns within 90 days thereafter, or (ii) his employment with the Company is terminated following his refusal to permanently relocate to any location outside of the Chicago metropolitan area, he will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination. Also upon a change in control, Mr. Grosz’s unvested options will become exercisable. If Mr. Grosz’s employment with the Company is terminated because of his death or disability, he or his designated beneficiary will be entitled to receive his salary, bonus and health insurance benefits for a one-year period following the termination.

“Change in control” is defined in the employment agreements, which are attached as Exhibits to this Form 8-K. In addition, each employment agreement contains non-competition and non-solicitation provisions that are effective for one year following the termination of employment with the Company.

Neither Mr. Downey nor Mr. Grosz has any other material relationship with Company or its affiliates.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The existing employment agreements with Messrs. Downey and Grosz were terminated effective with the execution of the new employment agreements described in Item 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits. The following exhibits are filed with this report:

Exhibit Number	Description of Exhibit

99.1	Employment Agreement with Philip J. Downey

99.2	Employment Agreement with Sandor Grosz

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECHNOLOGY SOLUTIONS COMPANY

Date: July 20, 2005	By:	/s/ SANDOR GROSZ

Sandor Grosz
Chief Financial Officer